UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with Newkirk Segair L.P. (the "Seller") to acquire the Raytheon/DirectTV Buildings, a complex consisting of two office buildings located in the South Bay submarket of El Segundo, California. The Seller is not affiliated with Hines REIT or its affiliates.

The Raytheon/DirectTV Buildings were constructed in 1976 and consist of 550,579 square feet of rentable area that is 100% leased to two tenants. Raytheon Company, a defense and aerospace systems supplier, leases 345,377 square feet or approximately 63% of the buildings’ rentable area, under a lease that expires in December 2018. DirectTV, a satellite television provider, leases 205,202 square feet or approximately 37% of the buildings’ rentable area, under a lease that expires in December 2013.

The contract purchase price for the Raytheon/DirectTV Buildings is expected to be approximately $120.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Company expects to fund the acquisition using proceeds from its current public offering and the assumption of an existing mortgage loan.

The Company expects the closing of this acquisition to occur during January 2008. There is no guarantee that this acquisition will be consummated and if the Company elects not to close the acquisition of the Raytheon/DirectTV Buildings, it could forfeit its $10.0 million earnest money deposit.

Item 8.01 Other Events.

With the authorization of its board of directors, Hines REIT declared distributions for the month of January 2008. These distributions will be calculated based on shareholders of record each day during January in an amount equal to $0.00170959 per share, per day and will be aggregated and paid in cash in April 2008.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein, funding sources for the same and timing of payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with property acquisitions and other risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 21, 2007	By:	/s/ Frank R. Apollo
Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary